CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 29, 2024, relating to the financial statements and financial highlights of Buffalo Blue Chip Growth Fund (formerly, Buffalo Large Cap Fund), Buffalo Early Stage Growth Fund, Buffalo Flexible Allocation Fund (formerly, Bluffalo Flexible Income Fund), Buffalo Growth Fund, Buffalo Growth & Income Fund (formerly, Buffalo Dividend Focus Fund), Buffalo High Yield Fund, Buffalo International Fund, Buffalo Mid Cap Discovery Fund (formerly, Buffalo Discovery Fund), Buffalo Mid Cap Growth Fund (formerly, Buffalo Mid Cap Fund), and Buffalo Small Cap Growth Fund (formerly, Buffalo Small Cap Fund), each a series of Buffalo Funds, for the year ended March 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Portfolio Holdings Disclosure Policies and Procedures” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
July 25, 2024